BROKER BUCKSLIP - STRATEGIC SHORT-TERM INCOME FUND


IMPORTANT NOTICE

Your clients who own shares of Oppenheimer Strategic Short-Term Income Fund will soon be asked to approve the Fund's reorganization into Oppenheimer Limited-Term Government Fund. The attached letter outlining the expected benefits of this proposed reorganization is going to all Oppenheimer Strategic Short-Term Income Fund shareholders.

Proxy statements will be mailed in July. If you have any questions or would like copies of the proxy statements, please contact your regional sales representative at 1-800-225-2750. Financial institutions, please call 1-800-255-2770. Brokerage Firms in New York, New Jersey, and Delaware, please call 1-800-848-3487.


(OppenheimerFunds Logo)

For broker/dealer information only. This material has been prepared by Oppenheimer Funds Distributor, Inc. for dealer information only.
OppenheimerFunds are distributed by Oppenheimer Funds Distributor, Inc., Two World Trade Center, New York, NY 10048-0203.